Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333 - 220006) of our report dated March 31, 2017, relating to our audits of the consolidated financial statements of Wolverine Bancorp, Inc. as of and for the years ended December 31, 2016 and 2015. We also consent to the references to our firm under the caption “Independent Registered Public Accounting Firm and Experts.”

BKD, LLP

Indianapolis, Indiana

August 28, 2017